Exhibit 99.1

February 24, 2017

HomeTown Bankshares Corporation Reports

Strong Growth on Lower Earnings

Core Revenues up 9% over 2015

NASDAQ Listing

HomeTown Bankshares Corporation listed with the NASDAQ Capital Markets under the trading symbol “HMTA” on October 12, 2016 when the stock price closed at $8.95. Since listing, the Company’s stock has received enhanced exposure, increased trading volume, and higher closing prices with a high of $11.00, an average of $9.39, and most recent closing price of $9.87 as of February 23, 2017.

Continued Strong Loan and Core Deposit Growth for 2016

●	Total assets of $517 million at December 31, 2016, increasing by $38 million or 8% over 2015.
●	Loans of $419 million at December 31, 2016, increasing by $52 million or 14% over 2015.
●	Core Deposits of $413 Million at December 31, 2016, increasing by $57 million or 16% over 2015.

Operating Performance Highlights

●	Q4 2016 core revenue of $5.8 million, up 8% or $444,000 over Q4 2015.
●	YTD core revenue of $22 million, an increase of $1.7 Million or 9% over 2015.
●	Net Income of $604,000 for Q4 2016 after certain nonrecurring charges vs. $1.07 Million for Q4 2015.
●	YTD Earnings of $2.58 million after certain nonrecurring charges vs. $3.61 million in 2015.
●	Q4 and YTD Earnings lower due to margin compression and certain nonrecurring after-tax charges totaling $1.25 million as follows:
-	$400,000 provision for specific loan loss identified in Q2.
-	$236,000 in additional tax expense incurred due to expiration of stock options during Q2 2016.
-	OREO loss and write-downs of $326,000 from sales of properties in 2016 and 1 in property that was written down in 2016, but not sold until January 2017.
-	$285,000 less income in 2016 due to sale of investment property in 2015
●	EPS on a fully diluted basis of $0.10 for Q4 2016 and $0.37 2016 fiscal year vs. $0.18 and $0.62, respectively, in 2015

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News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, 540-278-1705

Vance W. Adkins, Executive Vice President and CFO, 540-278-1702

HomeTown Bankshares Reports Strong Growth on Lower Earnings

Core Revenues up 9% over 2015

ROANOKE, Va., February 24, 2017 - Net income attributable to HomeTown Bankshares Corporation, NASDAQ: HMTA, (the “Company”) for 2016 totaled $2.5 million and was $1 million less than the prior year. Excluding nonrecurring charges to write off the deferred tax asset related to expired stock options of $236 thousand and charge-off of a large credit of $606 thousand ($400 thousand after tax) in 2016, the nonrecurring gain of $348 thousand ($230 thousand after tax) from the sale of a building in 2015, net income for 2016 was slightly less than prior year. Organic balance sheet growth during 2016 resulted in total assets passing the $500 million threshold at June 30, 2016, increasing to $517 million at the end of the year. The expansion of earning assets and core deposits positioned the Company to increase revenue from net interest income and noninterest deposit related fee income during 2016 and future years. The benefit of expansion was partially negated by competition, and gradually increasing interest rates pressuring the spread between loan yields and funding costs. Profitability was lowered by the recordation of a provision for loan losses of $1.1 million in 2016 to accommodate loan growth and included the specific loan loss provision of $606 thousand related to one loan. No provision for loan losses was booked in 2015. Improving credit quality came at a cost to earnings in 2016; losses and write-downs of other real estate owned were incurred as the portfolio of foreclosed properties decreased to $3.8 million at December 31, 2016 from $5.2 million on the same day in 2015 and a high of $10.1 million at the end of the third quarter of 2012.

Basic earnings per common share was $0.45 for 2016, and $0.79 for 2015; compared to the diluted earnings per common share of $0.37 and $0.62 for 2016 and 2015, respectively. In June 2016, the remaining 13,600 shares of Series C preferred stock were converted into 2,176,000 of common shares. The impact on the basic earnings per share of the preferred share conversion was twofold. The conversion saved the Company the 6% dividend or $408 thousand that would have been paid to preferred shareholders during the second half of 2016. However, the conversion increased the weighted average common shares outstanding. The dilutive nature of the preferred shares was factored into the diluted earnings per common share calculation before the conversion. The diluted earnings per common share were less for 2016 than 2015 due to the decrease in net income available to common shareholders.

“While earnings were lower in 2016 due to certain nonrecurring charges, taking advantage of several OREO sale opportunities and additional interest costs from a capital raise in late 2015, we are extremely pleased with our strong organic expansion of market share again during 2016 and our ability to take advantage of the competitive disruption in our market,” said Susan Still, President and CEO.

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Revenue

Record revenue of $22.0 million was realized for the year ended December 31, 2016, up $1.8 million or 9% over 2015, which included $5.8 million in core revenues realized during the fourth quarter of 2016 - 8% higher than 2015. Higher core revenues were generated from commercial loans, private banking loans as well as non-interest income from treasury and merchant services, title insurance, secondary mortgages and brokerage services.

Net Interest Income

Net interest income in the fourth quarter 2016 increased $222,000 to $4.2 million from the fourth quarter of 2015 with a $766,000 increase or 5% to $16.2 million for the 2016 fiscal year vs. $15.4 million earned for the 2015 fiscal year. Higher loan volume helped to offset the income from maturing, higher rate loans as well as the more competitive interest rate environment during 2016. The more competitive marketplace ultimately led to a 24 basis point decline in the net interest margin during 2016; 10 basis points due to subordinated debt that was issued in December 2015.

Noninterest Income

Core noninterest income, net of nonrecurring gains in 2015, increased 10% to $782,000 in the fourth quarter of 2016 while core noninterest income of $2.8 million was realized for the fiscal year 2016, up 11% from $2.6 million realized for 2015, also net of nonrecurring gains. The primary increase for 2016 was continued, double-digit growth in service charges from new deposit relationships as well as ATM and interchange income, mortgage income, and merchant services income.

Noninterest Expense

Noninterest expense increased $554,000 in the fourth quarter 2016 vs. Q4 of 2015 due primarily to increased personnel and benefit costs, OREO charges, and increased data processing costs associated with new accounts and growing account activity. Noninterest expense during the 2016 fiscal year increased 8% compared to 2015 due primarily to salary and benefit costs for additions to our two new lines of business - Private Banking and Merchant Services, as well as increased operations staffing and data processing costs to support new account growth. Costs associated with OREO sales contracted during 2016 resulted in a 28% reduction or $1.4 million in the OREO portfolio for the 2016 fiscal year. In spite of increased personnel costs and 40% longer operating hours than most of our competitors, we remain well below our industry peers in total personnel expense, above our peers in assets generated per employee and consistently better than our peers in total overhead-net of non-interest income.

Loans

Total loans were $419 million at December 31, 2016, up $15 million or 15% on an annualized basis for fourth quarter of 2016 and up $52 million or 14% over the prior year ended December 31, 2015. Loan growth was driven by commercial loans, consumer as well as private banking loans.

Deposits

Total core deposits were up $14 million or 14% annualized during Q4 2016 while core deposit growth for the 2016 fiscal year was up $57 million and 16% over the 2015 fiscal year. Strong core deposit growth was achieved again in 2016 by strong growth in new banking relationships as well as growth in existing commercial and consumer accounts. Conversely, increased liquidity from strong core deposit growth resulted in a 37% reduction in wholesale funding and associated interest expense.

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Capital

Capital levels remained sound during 2016 with total stockholders’ equity increasing $1.8 million through December 31, 2016 over the previous year. HomeTown Bank Common equity tier 1 capital, Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios were 11.8%, 12.6%, 11.8% and 10.7%, respectively. All ratios continue to exceed the current regulatory standards for well-capitalized institutions. The diluted book value per common share amounted to $8.30 at December 31, 2016 vs. $7.99 at December 31, 2015.

Credit Quality

Credit quality improved and remained solid thru December 31, 2016 in spite of an addition to the provision for loan losses for a specific loan recognized during the second quarter as discussed above.

Nonperforming Assets

OREO balances continued to decrease significantly during 2016 – down $1.4 million or 28% on OREO sales and an additional $600,000 from a property that was contracted for sale in 2016, but not closed until January 2017. This resulted in an improvement in non-performing assets, excluding performing restructured loans, to 0.91% of total assets at December 31, 2016 vs. 1.18% at December 31, 2015. Non-performing assets, including restructured loans, also improved significantly from 2.52% of total assets at December 31, 2015 to 2.10% at December 31, 2016.

Past Due and Nonaccrual Loans

Past due accruing loans amounted to 0.29% of total loans at December 31, 2016 vs. 0.39% in 2015 while nonaccruals increased to 0.22% of total loans at December 31, 2016 from 0.12% of total loans at December 31, 2015.

Allowance for Loan Losses

The allowance for loan losses totaled $3.6 million at December 31, 2016 compared to $3.3 million at December 31, 2015. Provisions for credit losses were $1.08 million for the fiscal year 2016 vs. $-0- for 2015 due to strong loan growth as well as the aforementioned provision incurred in the 2nd quarter as discussed above.

“Strong organic balance sheet growth in both loans and core deposits as well as double-digit growth in non-interest income resulted in record revenues during 2016,” said Still. “In addition, our credit quality is sound and we remain well-capitalized,” continued Still. “In addition to our financial performance, our current and future success continues to be based on our hiring and retaining the best bankers in each of the communities we serve,” she said.

* * *

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, and competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter ending December 31, 2016)

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HomeTown Bankshares Corporation
Consolidated Condensed Balance Sheets
December 31, 2016; and December 31, 2015

	December 31,	December 31
In Thousands	2016	2015
Assets	(Unaudited)
Cash and due from banks	$18,229	$28,745
Federal funds sold	42	1,329
Securities available for sale, at fair value	52,975	52,544
Restricted equity securities, at cost	2,213	2,535
Loans held for sale	678	1,643
Total loans	418,991	367,358
Allowance for loan losses	(3,636)	(3,298)
Net loans	415,355	364,060
Property and equipment, net	13,371	14,008
Other real estate owned, net	3,794	5,237
Other assets	10,633	9,284
Total assets	$517,290	$479,385

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$91,354	$77,268
Interest-bearing	359,494	322,278
Total deposits	450,848	399,546
Federal Home Loan Bank borrowings	8,000	22,000
Subordinated notes	7,224	7,194
Other borrowings	1,117	2,361
Other liabilities	1,876	1,893
Total liabilities	469,065	432,994

Stockholders’ Equity:
Preferred stock	-	12,893
Common stock	28,765	16,801
Surplus	17,833	15,484
Retained surplus	1,247	443
Accumulated other comprehensive (loss) income	(56)	396
Total HomeTown Bankshares Corporation stockholders’ equity	47,789	46,017
Noncontrolling interest in consolidated subsidiary	436	374
Total stockholders’ equity	48,225	46,391
Total liabilities and stockholders’ equity	$517,290	$479,385

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HomeTown Bankshares Corporation
Consolidated Condensed Statements of Income
For the Three and Twelve Months Ended December 31, 2016 and 2015

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
In Thousands, Except Share and Per Share Data	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$4,595	$4,255	$17,711	$16,374
Taxable investment securities	223	189	837	741
Nontaxable investment securities	93	102	388	405
Other interest income	58	49	238	181
Total interest income	4,969	4,595	19,174	17,701
Interest expense:
Deposits	587	495	2,216	1,898
Other borrowed funds	179	119	802	413
Total interest expense	766	614	3,018	2,311
Net interest income	4,203	3,981	16,156	15,390
Provision for loan losses	103	-	1,082	-
Net interest income after provision for loan losses	4,100	3,981	15,074	15,390
Noninterest income:
Service charges on deposit accounts	173	161	669	523
ATM and interchange income	179	159	670	575
Mortgage banking	247	164	854	703
Gains on sales of investment securities	-	-	257	52
Gain on sale of building and land	-	348	-	348
Other income	183	228	651	770
Total noninterest income	782	1,060	3,101	2,971
Noninterest expense:
Salaries and employee benefits	1,886	1,728	6,981	6,529
Occupancy and equipment expense	416	432	1,733	1,757
Advertising and marketing expense	135	84	480	691
Professional fees	142	83	494	386
Losses on sales, and writedowns of other real estate owned, net	404	206	495	346
Other real estate owned expense	25	46	97	151
Other expense	1,033	908	3,874	3,295
Total noninterest expense	4,041	3,487	14,154	13,155
Net income before income taxes	841	1,554	4,021	5,206
Income tax expense	237	487	1,440	1,595
Net income	604	1,067	2,581	3,611
Less net income attributable to non-controlling interest	13	7	62	57
Net income attributable to HomeTown Bankshares Corporation	591	1,060	2,519	3,554
Effective dividends on preferred stock	-	210	408	840
Net income available to common stockholders	$591	$850	$2,111	$2,714
Basic earnings per common share	$0.10	$0.25*	$0.45	$0.79*
Diluted earnings per common share	$0.10	$0.18*	$0.37	$0.62*
Weighted average common shares outstanding	5,763,839	3,450,231*	4,652,853	3,432,457*
Diluted average common shares outstanding	5,774,308	5,758,127*	5,776,292	5,756,586*
*Restated for the 4% stock dividend distributed July 11, 2016

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HomeTown Bankshares Corporation	Three	Three	Twelve	Twelve
Financial Highlights	Months	Months	Months	Months
In Thousands, Except Share and Per Share Data	Ended	Ended	Ended	Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2016	2015	2016	2015
PER SHARE INFORMATION	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Book value per share, basic	$8.30	$9.47 *	$8.30	$9.47 *
Book value per share, diluted	$8.30	$7.99 *	$8.30	$7.99 *
Earnings per share, basic	$0.10	$0.25 *	$0.45	$0.79 *
Earnings per share, diluted	$0.10	$0.18 *	$0.37	$0.62 *
* Restated for the 4% stock dividend distributed July 11, 2016

PROFITABILITY
Return on average assets	0.46%	0.88%	0.50%	0.78%
Return on average shareholders' equity	4.87%	9.15%	5.31%	7.94%
Net interest margin	3.53%	3.77%	3.55%	3.79%
Efficiency	72.45%	68.93%	71.38%	70.48%

BALANCE SHEET RATIOS
Total loans to deposits	92.93%	91.94%	92.93%	91.94%
Securities to total assets	10.67%	11.49%	10.67%	11.49%
Common equity tier 1 ratio BANK ONLY	11.8%	13.0%	11.8%	13.0%
Tier 1 capital ratio BANK ONLY	11.8%	13.0%	11.8%	13.0%
Total capital ratio BANK ONLY	12.6%	13.8%	12.6%	13.8%
Tier 1 leverage ratio BANK ONLY	10.7%	10.8%	10.7%	10.8%

ASSET QUALITY
Nonperforming assets to total assets	0.91%	1.18%	0.91%	1.18%
Nonperforming assets, including restructured loans, to total assets	2.10%	2.52%	2.10%	2.52%
Net charge-offs to average loans (annualized)	0.01%	0.02%	0.19%	0.01%
Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$924	$426	$924	$426
Other real estate owned	3,794	5,237	3,794	5,237
Total nonperforming assets, excluding performing restructured loans	4,718	5,663	4,718	5,663
Restructured loans, performing in accordance with their modified terms	6,160	6,398	6,160	6,398
Total nonperforming assets, including performing restructured loans	$10,878	$12,061	$10,878	$12,061
Allowance for loan losses: (in thousands)
Beginning balance	$3,544	$3,313	$3,298	$3,332
Provision for loan losses	103	-	1,082	-
Charge-offs	(42)	(20)	(848)	(80)
Recoveries	31	5	104	46
Ending balance	$3,636	$3,298	$3,636	$3,298

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